EXHIBIT 10.2

AMENDMENT TO THE MARCH 4, 2015 BRIDGE LOAN AGREEMENT

THIS AMENDMENT dated as of November 26, 2018(this “Agreement”) to the Bridge Loan Agreement dated March 4, 2015(the “March 2015 Loan Agreement”) is entered into by and between SolarWindow Technologies, Inc. a Nevada corporation (the “Borrower”), and Kalen Capital Holdings, LLC (“Creditor”) a Delaware limited liability corporation and a wholly owned subsidiary of Kalen Capital Corporation (“KCC”), a corporation organized under the laws of the Province of Alberta, Canada.

WHEREAS, Borrower and Creditor desire to amend the March 2015 Loan Agreement to provide for conversion into securities being offered and sold by the Borrower to KCC pursuant to a Subscription Agreement between the Borrower and the Creditor of even date herewith (the “Subscription Agreement”);

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

1. Definitions.

All capitalized but undefined terms used herein shall have the mean set forth in the March 2015 Loan Agreement.

2. Conversion into Units.

Borrower and Creditor hereby agree that, notwithstanding any other conversion and/or registration rights that the Creditor may have (which rights will be extinguished upon exercise of the conversion option provided herein), the Creditor shall convert the $600,000 outstanding principal plus $206,487.84 of accrued and unpaid interest thereon into Units pursuant to the terms and conditions set forth in the Subscription Agreement. Any accrued and unpaid interest not so converted as of the Closing Date (as defined in the Subscription Agreement) will be paid in cash as soon as practicable following the Closing (as defined in the Subscription Agreement).

3. Amendment of the Promissory Note.

The Borrower will deliver an amendment to the Promissory Note so as to incorporate therein the provisions of Section 2 of this Agreement substantially in the form of Exhibit A hereto.

4. No Event of Default.

No Event of Default has occurred and is continuing or exists. For purposes hereof, Creditor has agreed to waive any Event of Default of the March 2015 Loan Agreement arising from Borrower’s failure to pay the principal and the interest due thereon as of November 26, 2018.

5. No Other Changes.

Other than as specifically set forth herein, the Loan Agreement remains in full force and effect.

6. Counterparts.

This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original and all of which together shall constitute a single agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

Kalen Capital Holdings, LLC

By:	/s/ Harmel S. Rayat
Name:	Harmel S. Rayat
Title:	President

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EXHIBIT A

TO THE

AMENDMENT DATED NOVEMBER 26, 2018 TO THE 2015 BRIDGE LOAN AGREEMENT

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AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE (this “Amendment”) dated March 4, 2015 and as amended on December 31, 2015, January 5, 2017 and November 3, 2017 (collectively, the “Note”) , by SolarWindow Technologies, Inc. a Nevada corporation having its principal place of business at 9375 East Shea Blvd., Suite 107-B, Scottsdale, AZ 85260 (“Maker”) on behalf of Kalen Capital Corporation, an Alberta, Canada corporation having its principal place of business at The Kalen Capital Building, 7th Floor, 688 West Hastings St., Vancouver, BC V6B 1P1 (“Payee”) is dated November 26, 2018.

WHEREAS, Maker and Payee desire to amend the Note to provide an additional conversion option to Payee.

NOW, THEREFORE, FOR AND VALUABLE CONSIDERATION, the receipt and sufficiency is hereby acknowledged, Maker hereby agrees as follows:

1. Conversion into Securities of Maker. Payee, notwithstanding any other conversion and/or registration rights that the Creditor may have under this Note, the Payee, at its option, may convert the $600,000 outstanding principal plus $206,487.84 of accrued and unpaid interest thereon into Units, as defined in, and pursuant to the terms and conditions set forth in the Subscription Agreement of even date herewith between the Maker and Payee. Any accrued and unpaid interest not so converted as of the Closing Date (as defined in the Subscription Agreement) will be paid in cash as soon as practicable following the Closing (as defined in the Subscription Agreement).

2. Miscellaneous. This Amendment fully and completely expresses the agreement of the parties with respect to the Promissory Note and shall not be modified or amended except by written agreement executed by each of the parties hereto. Except as amended and/or modified by this Amendment, the Promissory Note is hereby ratified and confirmed and all other terms of the Promissory Note shall remain in full force and effect, unaltered and unchanged by this Amendment. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Promissory Note are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note as of November 26, 2018.

SolarWindow Technologies, Inc.

By:	/s/ John A. Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

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